Joint Filer Information

Name:

      Alta Partners
        Jean Deleage
        Garrett Gruener
        Daniel Janney
        Alix Marduel
        Guy P. Nohra
Address:        c/o Alta Partners
                One Embarcadero Center, Suite 4050
                San Francisco, CA 94111
Designated Filer:        Alta Partners
Issuer and Ticker Symbol:        Icagen, Inc. (ICA)
Date of Event
    Requiring Statement:        February 2, 2005
Signatures:
      ALTA PARTNERS

      By:        __/s/ Jean Deleage        ______________
                        Name:        _____Jean Deleage        _________
                        Title:        ____President________

                By:            /s/ Jean Deleage
                        Name:              Jean Deleage

                By:            /s/ Garrett Gruener
                        Name:              Garrett Gruener

                By:            /s/ Daniel Janney
                        Name:     Daniel Janney
                By:             /s/Alix Marduel
                        Name:            Alix Marduel
                By:             /s/Guy P. Nohra
                        Name:            Guy P. Nohra